MASTR 03-10

Trust Settlement 10/29/2003

Sell Settlement 10/30/2003

		AAA	Coup	Gwac	Cal
Group	Description	Committed Amt	Cut-Off	Stipulation	Stipulation
1	20YR Jumbo	48,000,000	5.250	5.62% +/- 5bps
2	10YR Jumbo	27,000,000	4.500	5.07 +/- 5bps%
3	30YR Jumbo	565,000,000	5.500	5.65% +/- 5bps	50% max cal
4	15YR Jumbo	100,000,000	4.500	5.05% +/- 5bps	25% mac cal
TOTAL		740,000,000

**stip to no indymac origination and no manufactured housing on whole deal.

** AAA sizes include PO amounts

The information herein has been provided solely by UBS Securities LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Securities LLC.